Charter No. 13671                          Comptroller of the Currency District

                        REPORT OF CONDITION CONSOLIDATING
                    DOMESTIC AND FOREIGN SUBSIDIARIES OF THE
                                    NBD BANK

in the State of Michigan, at the close of business on June 30, 1996 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

                                     ASSETS
                                                                      Thousands
                                                                      of dollars
Cash and balances due from depository institutions
    Noninterest-bearing balances and currency
    and coin.......................................................   1,678,479
    Interest-bearing balances......................................           0
Securities:
    Held-to-maturity securities....................................           0
    Available-for-sale securities..................................   3,365,826
Federal funds sold and securities purchased
    under agreements to resell in domestic offices
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
        Federal funds sold.........................................      93,950
        Securities purchased under agreements to resell............           0
Loans and lease financing receivables:
    Loans and leases, net of unearned income............ 18,532,509
    LESS: Allowance for loan and lease losses...........    268,800
    Loans and leases, net of unearned income and
    allowance......................................................  18,263,709
Assets held in trading accounts....................................      86,156
Premises and fixed assets (including
    capitalized leases)............................................     342,459
Other real estate owned............................................      15,006
Investments in unconsolidated subsidiaries and
    associated companies...........................................          --
Customers' liability to this bank on acceptances
    outstanding....................................................      57,654
Intangible assets..................................................      34,155
Other assets.......................................................     708,112
                                                                     ----------
Total assets.......................................................  24,645,506
                                                                     ==========
                                   LIABILITIES

Deposits:
    In domestic offices............................................  16,525,074
        Noninterest-bearing.............................  4,716,853
        Interest-bearing................................ 11,808,221
    In foreign offices, Edge and Agreement
    subsidiaries, and IBFs.........................................     292,136
        Noninterest-bearing.............................          0
        Interest-bearing................................    292,136
Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
        Federal funds purchased....................................     885,023
        Securities sold under agreements to repurchase.............      29,523
Demand notes issued to the U.S. Treasury...........................     308,535
Trading liabilities................................................      44,815
Other borrowed money:
        With remaining maturity of one year or less................   2,611,165
        With remaining maturity of more than one year..............     402,706
Mortgage indebtedness and obligations
    under capitalized leases.......................................      13,232
Bank's liability on acceptances executed and
    outstanding....................................................      57,654
Notes and debentures subordinated to
    deposits.......................................................     700,000
Other liabilities..................................................     414,800
                                                                     ----------
Total liabilities..................................................  22,284,663
                                                                     ----------

                                 EQUITY CAPITAL

Common stock.......................................................     111,858
Surplus............................................................     639,526
Undivided profits and capital reserves.............................   1,596,953
Net unrealized holding gains (losses) on
    available-for-sale securities..................................      12,503
Cumulative foreign currency translation
    adjustments....................................................           3
                                                                     ----------
Total equity capital...............................................   2,360,843
                                                                     ----------
Total liabilities and equity capital...............................  24,645,506
                                                                     ==========



    I, Jason N. Hansen, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                JASON N. HANSEN
                                                July 25, 1996

    We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                               THOMAS H. JEFFS II
                                               JOSEPH L. HUDSON, JR.
                                               PETER W. STROH
                                                 Directors

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